CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use of our name as auditing firm in the Form 10SB12G Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 by Superior Holdings, Inc.

MICHAEL D. CORRADO

/S/ Michael D. Corrado

December 16, 1997
East Providence, Rhode Island